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                                                                      EXHIBIT A

                  DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED
                     1997 NON-EMPLOYEE DIRECTOR STOCK PLAN
                                     AS OF
                                  MAY 7, 1997

  1. PURPOSE OF THE PLAN. The purpose of the Donnelley Enterprise Solutions Incorporated 1997 Non-Employee Director Stock Plan is to promote the long-term growth of the Corporation by increasing the proprietary interest of Non-Employee Directors in the Corporation and to attract and retain highly qualified and capable Non-Employee Directors.

  2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

    "AWARD" means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

    "BOARD" means the Board of Directors of the Corporation.

    "CORPORATION" means Donnelley Enterprise Solutions Incorporated.

    "FAIR MARKET VALUE" means, with respect to any date, the average between the highest and lowest sale prices per Share on The Nasdaq Stock Market on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on The Nasdaq Stock Market for the last preceding date on which sales of Shares were reported.

    "OPTION" means an option to purchase Shares awarded under Section 8 which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

    "OPTION GRANT DATE" means the date as of which an Option is granted to a Non-Employee Director.

    "OPTIONEE" means a Non-Employee Director of the Corporation to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Section 7 hereof, such permitted transferee.

    "NON-EMPLOYEE DIRECTOR" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

    "PLAN" means the Donnelley Enterprise Solutions Incorporated 1997 Non-Employee Director Stock Plan, as amended and restated from time to time.

    "SHARES" means shares of the Common Stock, par value $.01 per share, of the Corporation.

    "STOCK OPTION AGREEMENT" means a written agreement between a Non-Employee Director and the Corporation evidencing an Option.

  3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board or a committee of the Board designated by the Board ("Committee"). Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  The Board or Committee, as applicable, shall have full power and authority to interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties. A majority of the Board or Committee, as applicable, shall constitute a quorum. The acts of the Board or Committee shall be either (i) acts of a majority of the members of the Board or Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Board or Committee without a meeting.

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  4. AWARDS UNDER THE PLAN. Awards in the form of Options shall be granted to a Non-Employee Directors in accordance with Section 8. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.

  5. ELIGIBILITY. Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Section 8.

  6. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 11, the aggregate number of Shares which may be issued or delivered upon the award of Shares and the exercise of Options shall not exceed 75,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan. Shares of Common Stock to be issued may be authorized and unissued Shares, treasury Shares or a combination thereof.

  7. NON-TRANSFERABILITY OF OPTIONS. No Option shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation or (ii) as otherwise set forth in the agreement relating to such Option. Each Option may be exercised during the Optionee's lifetime only by the Optionee or the Optionee's guardian, legal representative or similar person. Except as permitted by the second preceding sentence, no Option may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Option, such Option and all rights thereunder shall immediately become null and void.

  8. NON-ELECTIVE OPTIONS. Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

  TIME OF GRANT. On the date of the 1997 annual meeting of stockholders (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director), each person who is a Non-Employee Director immediately after such annual meeting shall be granted an Option to purchase 5,000 Shares. On the date of each annual meeting subsequent to the 1997 annual meeting of stockholders each person who is a Non-Employee Director immediately after such annual meeting shall be granted an Option to purchase 5,000 shares; provided, that such person has served as as a director of the Company for at least nine months prior to such annual meeting.

  PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Section 8 shall be 100% of the Fair Market Value per Share on the Option Grant Date.

  EXERCISE OF OPTIONS. Subject to Section 9, each Option shall not be exercisable during the calendar year in which such Option is granted. Thereafter, such Option may be exercised: (i) on or after the first January 1 occurring after its date of grant, for up to one-third of the Shares subject to such Option on its date of grant, (ii) on or after the second January 1 occurring after its date of grant, for up to an additional one-third (two-thirds on a cumulative basis) of the Shares subject to such Option on its date of grant and (iii) on or after the third January 1 occurring after its date of grant, for up to the remaining one-third (all Shares on a cumulative basis) of the Shares subject to such Option on its date of grant. No Option shall be exercised later than ten years after the Option Grant Date. An Option may be exercised during the Optionee's continued service as a Non-Employee Director, and, unless otherwise determined by the Board or Committee, as applicable, as set forth in the Stock Option Agreement relating to the Option, for a period not in excess of ninety days following termination of service as a Non-Employee Director, and only within the original term of the Option; provided, however, that if service by the Optionee as a Non-Employee Director shall have terminated by reason of retirement or total and permanent disability, then the Option may be exercised to the extent set forth in the Stock Option Agreement relating to the Option for a period not in excess of five years following termination of service as a Non-Employee Director, but not after the expiration of the term of the Option. In the event of the death of an Optionee
(i) while serving as a Non-Employee Director, (ii) within a period not in excess of five years after termination of service

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as a Non-Employee Director by reason of retirement or total and permanent disability or (iii) within ninety days after termination of service as a Non-Employee Director for any other reason, each outstanding Option held by such Optionee at the time of death may be exercised to the extent set forth in the Stock Option Agreement relating to the Option by the executor, administrator, personal representative, beneficiary or similar persons of such deceased Optionee within ninety days of the date of death. An exercisable Option, or portion thereof, may be exercised only with respect to whole Shares.

  An Option may be exercised (i) by giving written notice to the Corporation specifying the number of whole Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Corporation's satisfaction) either (A) in cash, (B) in previously owned whole Shares (which the Optionee has held for at least six months prior to delivery of such Shares or which the Optionee purchased on the open market and for which the Optionee has good title free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Corporation to whom the Optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B) and (ii) by executing such documents as the Corporation may reasonably request. The Board or Committee, as applicable, shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing Shares shall be delivered until the full purchase price therefor has been paid.

  9. CHANGE IN CONTROL. If while any Option is outstanding--

    (a) any "person," as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof (but not including (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) (hereinafter a "Person") is or becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, excluding an acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities) representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or

    (b) during any period of twenty-four (24) consecutive months (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into any agreement with the Corporation to effect a transaction described in Clause (a), (c) or (d) of this Section 9) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

    (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or


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    (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets, (any of such events being hereinafter referred to as a "Change in Control"), then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval of a merger, consolidation, plan of complete liquidation or an agreement for the sale of the Corporation's assets as described above occurs (the applicable date being hereinafter referred to as the "Acceleration Date"), all Options, whether or not then exercisable in whole or in part, shall be fully and immediately exercisable.

  10. AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without stockholder approval if stockholder approval is required by applicable law, rule or regulation. No amendment may impair the rights of an Optionee without the consent of such Optionee.

  11. ADJUSTMENTS. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding Option and the purchase price per security shall be appropriately adjusted by the Board or Committee, as applicable, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded, or (ii) subject to an outstanding Option, the Corporation shall pay the holder thereof, in connection with the first exercise of such Option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying
(i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the date of such exercise over (B) the exercise price of such Option.

  12. RESTRICTIONS ON SHARES. Each grant made hereunder shall be subject to the requirement that if at any time the Corporation determines that the listing, registration or qualification of Shares subject thereto upon any securities exchange, quotation system or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Corporation. The Corporation may require that certificates evidencing Shares delivered pursuant to any grant made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  13. RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Corporation with respect to any Shares or other equity security of the Corporation which are subject to a grant hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

  14. GOVERNING LAW. The Plan, each grant hereunder and any related Stock Option Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

  15. EFFECTIVE DATE. The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved, shall become effective as of the date of such approval. The Plan shall terminate when Shares are no longer available under the Plan unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any participant under any grants made prior to termination.

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